UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2012

PUBLIX SUPER MARKETS, INC.

(Exact name of Registrant as specified in its charter)

Florida	0-00981	59-0324412
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Publix Corporate Parkway Lakeland, Florida		33811
(Address of principal executive offices)		(Zip Code)

(863) 688-1188

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Supplemental Executive Retirement Plan

On November 14, 2012, the Board of Directors of Publix Super Markets, Inc. (the Company) approved a supplemental executive retirement plan (the Plan) for a select group of management or highly compensated employees, effective December 15, 2012. The purpose of the Plan is to provide the select group of management or highly compensated employees with the additional benefit they would have received under the Company’s Employee Stock Ownership Plan if the Company’s contributions were not limited by certain provisions of the Internal Revenue Code.

The above description is not complete and is qualified in its entirety by reference to the full text of the Plan attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated By-Laws

On November 14, 2012, the Board of Directors of the Company approved amended and restated by-laws of the Company (the By-Laws). The principal changes made to the By-Laws were to add advance notice provisions in Sections 10 and 11 of Article II of the By-Laws. As specified in the By-Laws, the provisions require advance notice of stockholder nominations for election to the Board of Directors and stockholder requests for business to be brought before a meeting of stockholders. Such advance notice shall include certain information about the director nominee or business proposed to be brought before the meeting. This information shall be submitted in writing to the Secretary of the Company no less than 120 calendar days before the first anniversary of the preceding year’s annual meeting.

The above description is not complete and is qualified in its entirety by reference to the full text of the By-Laws attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d).	Exhibits

3.2.	Amended and Restated By-Laws

10.6.	Supplemental Executive Retirement Plan

Page 2 of 4 pages

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PUBLIX SUPER MARKETS, INC.

Dated: November 20, 2012	By:	/s/ David P. Phillips
David P. Phillips, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Page 3 of 4 pages

Exhibit Index

Exhibit 3.2.	Amended and Restated By-Laws

Exhibit 10.6.	Supplemental Executive Retirement Plan

Page 4 of 4 pages